Exhibit 99.1

Contact:
Kathleen Nemeth	Omnicell, Inc.
Senior Vice President, Investor Relations	4220 North Freeway
650-435-3318	Fort Worth, TX 76137
Kathleen.Nemeth@Omnicell.com

Omnicell Announces Second Quarter 2024 Results
Results exceed previously issued second quarter guidance across all metrics
Total revenues of $277 million
GAAP net income per diluted share of $0.08
Non-GAAP net income per diluted share of $0.51
Raises 2024 non-GAAP EBITDA and non-GAAP earnings per share guidance

FORT WORTH, Texas -- August 1, 2024 -- Omnicell, Inc. (NASDAQ:OMCL) (“Omnicell,” “we,” “our,” “us,” “management,” or the “Company”), a leader in transforming the pharmacy care delivery model, today announced results for its second quarter ended June 30, 2024.
Randall Lipps, chairman, president, chief executive officer, and founder of Omnicell, said, “We are pleased with the second quarter results that we announced today, which exceeded our previously issued guidance across all key metrics, including revenue, non-GAAP EBITDA and non-GAAP earnings per share. The strong results this quarter reflect improving macro trends and solid execution by the Omnicell team.”
“We have concluded a holistic review of our business and have identified several potential areas across our operations where we believe we can drive synergies, streamline processes, and optimize our cost structure. We are investing in innovation to support our XT fleet and other areas of pharmacy automation, and it appears to be resonating well with our customers. The holistic business review validates our confidence in our refreshed strategy with an emphasis on connected devices, while also continuing to offer services that are expected to increase our recurring revenue. We are excited about our multiyear journey focused on bringing outcomes-centric solutions to the market. We remain confident in Omnicell’s long-term opportunities and intend to remain focused on strong execution and enhancing stockholders returns.” Mr. Lipps concluded.
Financial Results
Total revenues for the second quarter of 2024 were $277 million, down $22 million, or 7%, from the second quarter of 2023. The year-over-year decrease in total revenues reflects the impact of a continued challenging environment for some of our health system customers and the timing of our XT Series automated dispensing systems lifecycle, as we are largely through the replacement cycle.
Total GAAP net income for the second quarter of 2024 was $4 million, or $0.08 per diluted share. This compares to GAAP net income of $3 million, or $0.08 per diluted share, for the second quarter of 2023.
Total non-GAAP net income for the second quarter of 2024 was $24 million, or $0.51 per diluted share. This compares to non-GAAP net income of $26 million, or $0.57 per diluted share, for the second quarter of 2023.
Total non-GAAP EBITDA for the second quarter of 2024 was $40 million. This compares to non-GAAP EBITDA of $47 million for the second quarter of 2023.
Balance Sheet
As of June 30, 2024, Omnicell’s balance sheet reflected cash and cash equivalents of $557 million, total debt (net of unamortized debt issuance costs) of $571 million, and total assets of $2.29 billion. Cash flows provided by operating activities in the second quarter of 2024 totaled $59 million. This compares to cash flows provided by operating activities totaling $73 million in the second quarter of 2023.
As of June 30, 2024, the Company had $350 million of availability under its revolving credit facility with no outstanding balance.
Corporate Highlights
•Omnicell Central Pharmacy Dispensing Services are a cornerstone of Kentucky-based Baptist Health’s new Central Pharmacy Services Center, a 102,000-square-foot facility that will support medication management for its nine hospitals across Kentucky and surrounding states. Baptist Health selected Omnicell’s robotics and services in an effort to alleviate staffing challenges while focusing on improving quality, patient safety, and efficiency, which should allow them to advance closer to the industry-defined vision of the Autonomous Pharmacy.
•XT Amplify is gaining market momentum as health systems are provided the opportunity to maximize value for their XT Series automated dispensing system technology through solutions like XTExtend, a comprehensive console swap that is intended to provide a high level of security while enhancing the nurse user experience. XT Amplify, launched earlier this year, is a multi-year innovation program focused on continuous innovation intended to drive enhanced clinical and operational outcomes at the points of care and within pharmacies.
•Later today EnlivenHealth® will be issuing a press release announcing a strategic partnership for a new Scope of Practice and Reimbursement Snapshot, a first-of-its-kind solution that will give the strategic partner’s independent pharmacy members access to up-to-date information regarding clinical services they can provide in their state and reimbursement details for those services. We believe that providing this new service emphasizes EnlivenHealth’s commitment to elevating pharmacies to the forefront of healthcare by contributing to clinical service expansion and providing greater access to patient care through local independent pharmacies across the U.S.
•Omnicell Specialty Pharmacy Services continues to enhance pharmacy performance and clinical outcomes for our customers. At the recent Healthcare Financial Management Association conference, the Administrative Director of Pharmacy and Supply Chain for Blessing Health System shared how an optimized approach to Specialty Pharmacy supports best-in-class patient care while driving growth.
•Omnicell announced continued support for the global charity Mercy Ships with the donation of solutions from the recently announced XT Amplify program. Mercy Ships travels to developing nations to provide sorely needed, quality healthcare for underserved patients. With the recent donation of XTExtend, Omnicell will provide a comprehensive console swap for previously implemented XT Series automated dispensing systems to enhance security and improve the user experience.
2024 Guidance
Based on strong first half performance and current visibility of the business, the Company is updating the previously provided 2024 annual guidance metrics. For the full year 2024, the Company expects bookings to be between $775 million and $875 million. The Company expects full year 2024 total revenues to be between $1.070 billion and $1.110 billion. The Company expects full year 2024 product revenues to be between $610 million and $630 million, and full year 2024 service revenues to be between $460 million and $480 million. The Company expects full year 2024 technical services revenues to be between $230 million and $240 million, and full year 2024 Advanced Services revenues to be between $230 million and $240 million. The Company expects full year 2024 non-GAAP EBITDA to be between $105 million and $125 million. The Company expects full year 2024 non-GAAP earnings per share to be between $1.20 and $1.50 per share.
For the third quarter of 2024, the Company expects total revenues to be between $275 million and $285 million. The Company expects third quarter 2024 product revenues to be between $159 million and $164 million, and third quarter 2024 service revenues to be between $116 million and $121 million. The Company expects third quarter 2024 non-GAAP EBITDA to be between $28 million and $34 million. The Company expects third quarter 2024 non-GAAP earnings per share to be between $0.34 and $0.44 per share.
The table below summarizes Omnicell’s third quarter and full year 2024 guidance outlined above.

	Q3 2024	2024
Bookings	Not provided	$775 million - $875 million
Total Revenues	$275 million - $285 million	$1.070 billion - $1.110 billion
Product Revenues	$159 million - $164 million	$610 million - $630 million
Service Revenues	$116 million - $121 million	$460 million - $480 million
Technical Services Revenues	Not provided	$230 million - $240 million
Advanced Services Revenues	Not provided	$230 million - $240 million
Non-GAAP EBITDA	$28 million - $34 million	$105 million - $125 million
Non-GAAP Earnings Per Share	$0.34 - $0.44	$1.20 - $1.50
The Company does not provide guidance for GAAP net income or GAAP earnings per share, nor a reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis, because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These forward-looking non-GAAP financial measures do not include certain items, which may be significant, including, but not limited to, unusual gains and losses, costs associated with future restructurings, acquisition-related expenses, and certain tax and litigation outcomes.
Omnicell Conference Call Information
Omnicell will hold a conference call today, Thursday, August 1, 2024 at 8:30 a.m. ET to discuss second quarter 2024 financial results. The conference call can be monitored by dialing (800) 715-9871 in the U.S. or (646) 307-1963 in international locations. The Conference ID is 3278878. A link to the live and archived webcast will also be available on the Investor Relations section of Omnicell’s website at http://ir.omnicell.com/events-and-presentations/.
__________________________________________________
About Omnicell
Since 1992, Omnicell has been committed to transforming pharmacy care through outcomes-centric innovation designed to optimize clinical and business outcomes across all settings of care. Through a comprehensive portfolio of robotics, smart devices, intelligent software, and expert services, Omnicell solutions are helping healthcare facilities worldwide to reduce costs, improve labor efficiency, establish new revenue streams, enhance supply chain control, support compliance, and move closer to the industry vision of the Autonomous Pharmacy. To learn more, visit omnicell.com.
From time to time, Omnicell may use the Company’s investor relations website and other online social media channels, including its LinkedIn page www.linkedin.com/company/omnicell and Facebook page www.facebook.com/omnicellinc, to disclose material non-public information and comply with its disclosure obligations under Regulation Fair Disclosure (“Reg FD”).
OMNICELL, the Omnicell logo, and ENLIVENHEALTH are registered trademarks of Omnicell, Inc. or one of its subsidiaries.
Forward-Looking Statements
To the extent any statements contained in this press release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, statements including the words “expect,” “intend,” “may,” “will,” “should,” “would,” “could,” “plan,” “potential,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” “target,” “estimate,” “seek,” “predict,” “project,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the occurrence of many events outside Omnicell’s control. Such statements include, but are not limited to, Omnicell’s projected bookings, revenues, including product, service, technical services and Advanced Services revenues, non-GAAP EBITDA, and non-GAAP earnings per share; expectations regarding our products and services and developing new or enhancing existing products and solutions and the related objectives and expected benefits (and any implied financial impact); results of our holistic review; our ability to improve long-term value; and statements about Omnicell’s strategy, plans, objectives, promise and purpose, goals, including innovation, environment, social and governance goals and strategies, opportunities, market or Company outlook, expense management, and planned investments. Actual results and other events may differ significantly from those contemplated by forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, (i) unfavorable general economic and market conditions, including the impact and duration of inflationary pressures, (ii) Omnicell’s ability to take advantage of growth opportunities and develop and commercialize new solutions and enhance existing solutions, (iii) reduction in demand in the capital equipment market or reduction in the demand for or adoption of our solutions, systems, or services, (iv) delays in installations of our medication management solutions or our more complex medication packaging systems, (v) risks related to Omnicell’s investments in new business strategies or initiatives, including its transition to selling more products and services on a subscription basis, and its ability to acquire companies, businesses, or technologies and successfully integrate such acquisitions, (vi) ability to realize the benefits of our expense containment initiatives, (vii) risks related to failing to maintain expected service levels when providing our Advanced Services or retaining our Advanced Services customers, (viii) Omnicell’s ability to meet the demands of, or maintain relationships with, its institutional, retail, and specialty pharmacy customers, (ix) risks related to climate change, legal, regulatory or market measures to address climate change and related emphasis on ESG matters by various stakeholders, (x) changes to the 340B Program, (xi) Omnicell’s substantial debt, which could impair its financial flexibility and access to capital, (xii) covenants in our credit agreement could restrict our business and operations, (xiii) continued and increased competition from current and future competitors in the medication management automation solutions market and the medication adherence solutions market, (xiv) risks presented by government regulations, legislative changes, fraud and anti-kickback statues, products liability claims, the outcome of legal proceedings, and other legal obligations related to healthcare, privacy, data protection, and information security, including any potential governmental investigations and enforcement actions, litigation, fines and penalties, exposure to indemnification obligations or other liabilities, and adverse publicity as a result of the previously disclosed ransomware incident, (xv) any disruption in Omnicell’s information technology systems and breaches of data security or cyber-attacks on its systems or solutions, including the previously disclosed ransomware incident and any potential adverse legal, reputational, and financial effects that may result from it and/or additional cybersecurity incidents, as well as the effectiveness of business continuity plans during any future cybersecurity incidents, (xvi) risks associated with operating in foreign countries, (xvii) Omnicell’s ability to recruit and retain skilled and motivated personnel, (xviii) Omnicell’s ability to protect its intellectual property, (xix) risks related to the availability and sources of raw materials and components or price fluctuations, shortages, or interruptions of supply, (xx) Omnicell’s dependence on a limited number of suppliers for certain components, equipment, and raw materials, as well as technologies provided by third-party vendors, (xxi) fluctuations in quarterly and annual operating results may make our future operating results difficult to predict, (xxii) failing to meet (or significantly exceeding) our publicly announced financial guidance, and (xxiii) other risks and uncertainties further described in the “Risk Factors” section of Omnicell’s most recent Annual Report on Form 10-K, as well as in Omnicell’s other reports filed with or furnished to the United States Securities and Exchange Commission (“SEC”), available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date of this press release. Omnicell assumes no obligation to update any such statements publicly, or to update the reasons actual results could differ materially from those expressed or implied in any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as required by law.
Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP diluted shares, non-GAAP EBITDA, non-GAAP EBITDA margin, and non-GAAP free cash flow. These non-GAAP results and metrics should not be considered as an alternative to revenues, gross profit, operating expenses, income from operations, net income, net income per diluted share, diluted shares, net cash provided by operating activities, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results and metrics because management considers them to be important supplemental measures of Omnicell’s performance and refers to such measures when analyzing Omnicell’s strategy and operations.
Our non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period-to-period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within such period that directly drive operating income in such period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we believe we should invest in research and development, fund infrastructure growth, and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results: non-GAAP gross profit and non-GAAP gross margin exclude from their GAAP equivalents items a), b), e), and g) below; non-GAAP operating expenses excludes from its GAAP equivalents items a), b), c), d), e), g and h) below; non-GAAP income from operations and non-GAAP operating margin exclude from their GAAP equivalents items a), b), c), d), e), g and h) below; and non-GAAP net income and non-GAAP net income per diluted share exclude from their GAAP equivalents items a) through h) below. Non-GAAP EBITDA is defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments. Non-GAAP EBITDA and non-GAAP EBITDA margin exclude from their GAAP equivalents items a), c), d), e), f), g and h) below:
a)Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as it represents expenses that do not require cash settlement from Omnicell.

b)Amortization of acquired intangible assets. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
c)Acquisition-related expenses. We excluded from our non-GAAP results the expenses related to recent acquisitions, including amortization of representations and warranties insurance. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of acquisition activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
d)Impairment and abandonment of operating lease right-of-use and other assets related to facilities. We excluded from our non-GAAP results the impairment and abandonment of certain operating lease right-of-use assets, as well as property and equipment, incurred in connection with restructuring activities for optimization of certain leased facilities. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
e)Severance-related expenses. We excluded from our non-GAAP results the expenses related to restructuring events. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of restructuring activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
f)Amortization of debt issuance costs. Debt issuance costs represent costs associated with the issuance of revolving credit facilities and convertible senior notes. The costs include underwriting fees, original issue discount, ticking fees, and legal fees. These non-cash expenses are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
g)RDS restructuring. We excluded from our non-GAAP results the nonrecurring restructuring charges related to the wind down of the Company’s Medimat Robotic Dispensing System (“RDS”) product line. For the period ended June 30, 2024, those charges consisted primarily of inventory write-down, severance and other related expenses. These expenses are unrelated to our ongoing operations and we believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
h)Executives transition costs. We excluded from our non-GAAP results the executives transition costs associated with the departure of certain executive officers, primarily consisting of severance expenses. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational or non-cash expenses involving stock compensation plans or other items.
We believe that the presentation of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin is warranted for several reasons:
a)Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business.
b)Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods.
c)These non-GAAP financial measures are employed by management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budget planning and forecasting.
d)These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which also use non-GAAP financial measures to supplement their GAAP results (although these companies may calculate non-GAAP financial measures differently than Omnicell does), thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:
i)While share-based compensation calculated in accordance with Accounting Standards Codification (“ASC”) 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of share-based compensation expense to assist management and investors in evaluating our core operating results.
ii)We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.
Non-GAAP diluted shares is defined as our GAAP diluted shares, excluding the impact of dilutive convertible senior notes for which the Company is economically hedged through its anti-dilutive convertible note hedge transaction. We believe non-GAAP diluted shares is a useful non-GAAP metric because it provides insight into the offsetting economic effect of the hedge transaction against potential conversion of the convertible senior notes.
Non-GAAP free cash flow is defined as net cash provided by operating activities less cash used for software development for external use and purchases of property and equipment. We believe free cash flow is important to enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational, and economic performance, because free cash flow takes into account certain capital expenditures and cash used for software development necessary to operate our business.
As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:
a)Omnicell’s equity incentive plans and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.
b)Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.
c)A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Omnicell’s cash balance for the period.
A detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release as well as in Omnicell’s other reports filed with or furnished to the SEC.

Omnicell, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Revenues:
Product revenues	$156,580	$188,436	$289,875	$374,151
Service revenues	120,208	110,537	233,064	215,451
Total revenues	276,788	298,973	522,939	589,602
Cost of revenues:
Cost of product revenues	99,381	107,962	191,822	217,489
Cost of service revenues	63,056	56,568	124,143	112,641
Total cost of revenues	162,437	164,530	315,965	330,130
Gross profit	114,351	134,443	206,974	259,472
Operating expenses:
Research and development	21,102	23,137	43,158	46,015
Selling, general, and administrative	90,025	103,558	182,439	228,672
Total operating expenses	111,127	126,695	225,597	274,687
Income (loss) from operations	3,224	7,748	(18,623)	(15,215)
Interest and other income (expense), net	4,973	4,461	8,989	6,242
Income (loss) before income taxes	8,197	12,209	(9,634)	(8,973)
Provision for income taxes	4,462	8,758	2,307	2,576
Net income (loss)	$3,735	$3,451	$(11,941)	$(11,549)
Net income (loss) per share:
Basic	$0.08	$0.08	$(0.26)	$(0.26)
Diluted	$0.08	$0.08	$(0.26)	$(0.26)
Weighted-average shares outstanding:
Basic	45,953	45,125	45,842	45,007
Diluted	46,036	45,472	45,842	45,007

Omnicell, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	June 30, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$556,781	$467,972
Accounts receivable and unbilled receivables, net	241,127	252,025
Inventories	93,262	110,099
Prepaid expenses	22,216	25,966
Other current assets	82,282	71,509
Total current assets	995,668	927,571
Property and equipment, net	110,982	108,601
Long-term investment in sales-type leases, net	50,302	42,954
Operating lease right-of-use assets	26,438	24,988
Goodwill	735,351	735,810
Intangible assets, net	199,425	211,173
Long-term deferred tax assets	40,555	32,901
Prepaid commissions	49,882	52,414
Other long-term assets	83,054	90,466
Total assets	$2,291,657	$2,226,878

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$49,747	$45,028
Accrued compensation	48,940	51,754
Accrued liabilities	158,119	149,276
Deferred revenues	150,316	121,734
Total current liabilities	407,122	367,792
Long-term deferred revenues	67,931	58,622
Long-term deferred tax liabilities	1,326	1,620
Long-term operating lease liabilities	33,739	33,910
Other long-term liabilities	7,514	6,318
Convertible senior notes, net	571,217	569,662
Total liabilities	1,088,849	1,037,924
Total stockholders’ equity	1,202,808	1,188,954
Total liabilities and stockholders’ equity	$2,291,657	$2,226,878

Omnicell, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six Months Ended June 30,
	2024	2023

Operating Activities
Net loss	$(11,941)	$(11,549)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	42,090	44,054
Loss on disposal of assets	221	993
Share-based compensation expense	18,672	28,131
Deferred income taxes	(7,948)	(11,019)
Amortization of operating lease right-of-use assets	3,900	4,225
Impairment and abandonment of operating lease right-of-use assets related to facilities	—	7,815
Inventory write-down	5,393	—
Amortization of debt issuance costs	1,943	2,091
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	10,898	26,463
Inventories	11,160	17,820
Prepaid expenses	3,750	3,576
Other current assets	5,868	773
Investment in sales-type leases	(8,056)	(1,707)
Prepaid commissions	2,532	4,706
Other long-term assets	1,218	43
Accounts payable	4,751	(15,806)
Accrued compensation	(2,814)	(20,980)
Accrued liabilities	9,247	(4,646)
Deferred revenues	22,085	16,540
Operating lease liabilities	(5,512)	(5,396)
Other long-term liabilities	1,196	(454)
Net cash provided by operating activities	108,653	85,673
Investing Activities
External-use software development costs	(7,381)	(6,685)
Purchases of property and equipment	(18,508)	(21,772)
Net cash used in investing activities	(25,889)	(28,457)
Financing Activities
Proceeds from issuances under stock-based compensation plans	8,141	15,203
Employees’ taxes paid related to restricted stock units	(1,291)	(3,465)
Change in customer funds, net	(11,552)	(4,273)
Net cash provided by (used in) financing activities	(4,702)	7,465
Effect of exchange rate changes on cash and cash equivalents	(802)	148
Net increase in cash, cash equivalents, and restricted cash	77,260	64,829
Cash, cash equivalents, and restricted cash at beginning of period	500,979	352,835
Cash, cash equivalents, and restricted cash at end of period	$578,239	$417,664
Reconciliation of cash, cash equivalents, and restricted cash to the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$556,781	$399,464
Restricted cash included in other current assets	21,458	18,200
Cash, cash equivalents, and restricted cash at end of period	$578,239	$417,664

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$114,351	$134,443	$206,974	$259,472
GAAP gross margin	41.3%	45.0%	39.6%	44.0%
Share-based compensation expense	1,620	2,268	3,175	4,276
Amortization of acquired intangibles	970	2,900	2,090	5,925
RDS restructuring	5,348	—	8,044	—
Severance-related expenses	—	238	—	382
Non-GAAP gross profit	$122,289	$139,849	$220,283	$270,055
Non-GAAP gross margin	44.2%	46.8%	42.1%	45.8%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$111,127	$126,695	$225,597	$274,687
GAAP operating expenses % to total revenues	40.1%	42.4%	43.1%	46.6%
Share-based compensation expense	(8,411)	(11,821)	(15,497)	(23,855)
Amortization of acquired intangibles	(4,702)	(5,135)	(9,542)	(10,352)
Acquisition-related expenses	(246)	(246)	(492)	(492)
Impairment and abandonment of operating lease right-of-use and other assets related to facilities	—	—	—	(8,420)
RDS restructuring	(291)	—	(867)	—
Executives transition costs	—	(841)	—	(841)
Severance-related expenses	—	(483)	—	(5,653)
Non-GAAP operating expenses	$97,477	$108,169	$199,199	$225,074
Non-GAAP operating expenses as a % of total revenues	35.2%	36.2%	38.1%	38.2%

Reconciliation of GAAP income (loss) from operations to non-GAAP income from operations:
GAAP income (loss) from operations	$3,224	$7,748	$(18,623)	$(15,215)
GAAP operating loss % to total revenues	1.2%	2.6%	(3.6)%	(2.6)%
Share-based compensation expense	10,031	14,089	18,672	28,131
Amortization of acquired intangibles	5,672	8,035	11,632	16,277
Acquisition-related expenses	246	246	492	492
Impairment and abandonment of operating lease right-of-use and other assets related to facilities	—	—	—	8,420
RDS restructuring	5,639	—	8,911	—
Executives transition costs	—	841	—	841
Severance-related expenses	—	721	—	6,035
Non-GAAP income from operations	$24,812	$31,680	$21,084	$44,981
Non-GAAP operating margin (non-GAAP operating income as a % of total revenues)	9.0%	10.6%	4.0%	7.6%

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Reconciliation of GAAP net income (loss) to non-GAAP net income:
GAAP net income (loss)	$3,735	$3,451	$(11,941)	$(11,549)
Share-based compensation expense	10,031	14,089	18,672	28,131
Amortization of acquired intangibles	5,672	8,035	11,632	16,277
Acquisition-related expenses	246	246	492	492
Impairment and abandonment of operating lease right-of-use and other assets related to facilities	—	—	—	8,420
RDS restructuring	5,639	—	8,911	—
Executives transition costs	—	841	—	841
Severance-related expenses	—	721	—	6,035
Amortization of debt issuance costs	972	1,046	1,943	2,091
Tax effect of the adjustments above (a)	(2,631)	(2,287)	(4,825)	(7,173)
Non-GAAP net income	$23,664	$26,142	$24,884	$43,565

Reconciliation of GAAP net income (loss) per share - diluted to non-GAAP net income per share - diluted:
Shares - diluted GAAP	46,036	45,472	45,842	45,007
Shares - diluted non-GAAP	46,036	45,472	45,905	45,306

GAAP net income (loss) per share - diluted	$0.08	$0.08	$(0.26)	$(0.26)
Share-based compensation expense	0.22	0.31	0.42	0.62
Amortization of acquired intangibles	0.12	0.17	0.25	0.36
Acquisition-related expenses	0.01	0.01	0.01	0.01
Impairment and abandonment of operating lease right-of-use and other assets related to facilities	—	—	—	0.19
RDS restructuring	0.12	—	0.19	—
Executives transition costs	—	0.02	—	0.02
Severance-related expenses	—	0.02	—	0.13
Amortization of debt issuance costs	0.02	0.02	0.04	0.05
Tax effect of the adjustments above (a)	(0.06)	(0.06)	(0.11)	(0.16)
Non-GAAP net income per share - diluted	$0.51	$0.57	$0.54	$0.96

Reconciliation of GAAP net income (loss) to non-GAAP EBITDA (b):
GAAP net income (loss)	$3,735	$3,451	$(11,941)	$(11,549)
Share-based compensation expense	10,031	14,089	18,672	28,131
Interest (income) and expense, net	(6,073)	(4,410)	(11,788)	(7,484)
Depreciation and amortization expense	20,837	22,080	42,090	44,054
Acquisition-related expenses	246	246	492	492
Impairment and abandonment of operating lease right-of-use and other assets related to facilities	—	—	—	8,420
RDS restructuring	5,639	—	8,911	—
Executives transition costs	—	841	—	841
Severance-related expenses	—	721	—	6,035
Amortization of debt issuance costs	972	1,046	1,943	2,091
Benefit from income taxes	4,462	8,758	2,307	2,576
Non-GAAP EBITDA	$39,849	$46,822	$50,686	$73,607
Non-GAAP EBITDA margin (non-GAAP EBITDA as a % of total revenues)	14.4%	15.7%	9.7%	12.5%
_________________________________________________
(a)Tax effects calculated for all adjustments except share-based compensation expense, using an estimated annual effective tax rate of 21% for both fiscal years 2024 and 2023.
(b)Defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments.

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Reconciliation of GAAP net cash provided by operating activities to non-GAAP free cash flow:
GAAP net cash provided by operating activities	$58,700	$72,903	$108,653	$85,673
External-use software development costs	(3,998)	(3,186)	(7,381)	(6,685)
Purchases of property and equipment	(9,551)	(11,631)	(18,508)	(21,772)
Non-GAAP free cash flow	$45,151	$58,086	$82,764	$57,216